UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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ClubCorp Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This filing consists of a Form 8-K filed by ClubCorp Holdings, Inc. on May 26, 2016.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is furnished by ClubCorp Holdings, Inc., a Nevada Corporation (the “Company”, “we”, or “our”) in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2016, the Company’s Board of Directors (the “Board”) appointed Arthur Jefferson Lamb III as a Class I director effective June 1, 2016, to serve until his successor is duly elected and qualified. Mr. Lamb’s appointment increases the number of directors on the board to eight. Upon due consideration of the Company’s Corporate Governance Guidelines, the relevant rules promulgated by the New York Stock Exchange and the Securities and Exchange Commission, and all relevant facts and circumstances known to the Board, the Board determined that Mr. Lamb is “independent” as defined by such rules and guidelines and that he meets all applicable criteria to serve on the Board’s Compensation Committee and Audit Committee. Following such determinations, Mr. Lamb was appointed to the Board’s Compensation Committee and Audit Committee, effective June 1, 2016.

Mr. Lamb, age 53, has served as Executive Vice President Corporate Services of Southwest Airlines Co. since July 2015. Mr. Lamb also served as Executive Vice President & Chief People & Administrative Officer of Southwest Airlines Co. from September 2011 to July 2015; VP Administration Senior Vice President Administration & Chief People Officer from October 2007 to September 2011; Vice President People & Leadership Development from February 2006 to October 2007; and as Senior Director People Development from December 2004 until February 2006. From 2000 to 2004, Mr. Lamb served in several senior leadership positions with The Staubach Company, including EVP Corporate Services, President of Staubach Lease Administration and President of Staubach Facilities Management. From 1993 to 2000, he served in several roles with A.H. Belo Corporation, including as VP Administration. From 1981 to 1993, he served in several roles with Mesa Petroleum Co. including VP Administration. Mr. Lamb holds a Bachelor’s Degree in General Studies from the West Texas A&M University and earned his Senior Professional in Human Resources certification in 2000. As a member of our Board of Directors, Mr. Lamb will contribute his knowledge and experience with human resources, technology, and corporate administration.

Mr. Lamb will enter into our standard indemnification agreement and receive the standard compensation paid to our non-employee directors as disclosed in our 2016 Proxy Statement under the caption “Compensation of Executive Officers-Director Compensation,” including a grant of $70,000 in restricted stock to be made as of June 10, 2016 pursuant to such policy.

As of the date hereof, Mr. Lamb does not beneficially own any securities of the Company. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity for which Mr. Lamb has served as an executive officer during such time. Mr. Lamb has not been involved in any related party transactions with us as defined by Item 404(a) of Regulation S-K promulgated pursuant to the Securities and Exchange Act of 1934, as amended, or our Related Person Transaction Policy.

Item 8.01	Other Events

Effective June 10, 2016 immediately after the Annual Meeting of Stockholders, the Board has appointed Louis J. Grabowsky to serve as Chairman of the Audit Committee and William E. Sullivan will continue to serve as a member of the Audit Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer